EXHIBIT 10(M)

                        RELEASE AND SETTLEMENT AGREEMENT

 This Release and Settlement Agreement (the "Agreement") is hereby entered into as of the 21st day of November, 2006 by and between the following parties:

                  A. CompuDyne Corporation, including any of its predecessors, successors, subsidiaries and present and former officers, directors, employees, assigns, and persons acting on their behalf (collectively, "CompuDyne");
                  B. William Blair Mezzanine Capital Fund II, L.P. including any of its predecessors, successors, subsidiaries and present and former officers, directors, employees, assigns, and persons acting on their behalf (collectively, "Blair"); and
                  C. Friedman, Billings, Ramsey Group, Inc., including any of its predecessors, successors, subsidiaries and present and former officers, directors, employees, assigns, and persons acting on their behalf (collectively, "FBR") (CompuDyne, Blair and FBR are collectively referred to herein as the "Parties").
                  WHEREAS, on September 12, 2001, CompuDyne and FBR entered into an agreement, which was amended on September 27, 2001, whereby FBR agreed to act as financial advisor and lead underwriter in connection with the private placement of two million four hundred fifty thousand (2,450,000) shares of CompuDyne common stock (the "Offering");
                  WHEREAS, CompuDyne and FBR have expressed a desire to engage in future business dealings and recognize that resolving the issues covered by this Agreement will foster the ability to engage in future business dealings;
                  WHEREAS, the Parties do not admit that liability or wrongdoing of any kind occurred in connection with the Offering.
                  WHEREAS, the Parties mutually desire to enter into a full and final settlement of all claims that the Parties have or may have against one another, from the beginning of time to the date of this Agreement, including without limitation any and all claims arising out of or relating to the Offering, or arising out of or relating to FBR's alleged trading in shares of CompuDyne common stock (CDCY);
                  NOW, THEREFORE, in consideration of mutual covenants contained herein, it is agreed by and between the Parties as follows:
                  1. FBR shall make the following payments to CompuDyne, for the benefit of CompuDyne and Blair:
                       a. FBR shall pay to CompuDyne any amounts directed to be paid by FBR to CompuDyne and/or Blair pursuant to a settlement between FBR and the United States Securities and Exchange Commission (the "SEC") in In the Matter of Friedman, Billings, Ramsey & Co., Inc. (the "SEC Settlement"); and
                       b. FBR shall pay to CompuDyne two million three hundred thirty three thousand nine hundred fifty nine dollars ($2,333,959), within two business days following the execution of this Agreement by all Parties, by wire transfer pursuant to wiring instructions to be provided by CompuDyne.
                  2. In the event that the total amount paid by FBR to CompuDyne and/or Blair pursuant to Paragraph 1 of this Agreement is less than four million five hundred thousand dollars ($4,500,000), FBR shall pay the difference to CompuDyne at such time as the SEC-directed funds are paid to CompuDyne, by wire transfer pursuant to wiring instructions to be provided by CompuDyne.
                  3. In the event that the total amount paid by FBR to CompuDyne and/or Blair pursuant to Paragraph 1 of this Agreement exceeds four million five hundred thousand dollars ($4,500,000), CompuDyne and Blair agree to deduct any amount paid in excess of four million five hundred thousand dollars


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($4,500,000) from the amount paid to CompuDyne pursuant to Paragraph 1(b) of this Agreement, and CompuDyne and Blair further agree to return promptly such excess amounts up to two million three hundred thirty three thousand nine hundred fifty nine dollars ($2,333,959) to FBR. Except as provided in this paragraph, neither CompuDyne nor Blair shall have any obligation to pay any amounts to FBR under this Agreement.
                  4. In the event the SEC determines not to require FBR to make any payment to CompuDyne and/or Blair in In the Matter of Friedman, Billings, Ramsey & Co., Inc., within two business days of receiving such notice from the SEC, FBR shall pay $2,166,041 to CompuDyne, by wire transfer pursuant to wiring instructions to be provided by CompuDyne.
                  5.   The Parties hereby enter into the following releases:
                       a.   CompuDyne  and  Blair,   for  themselves,   their
predecessors, successors, insurers, attorneys and present and former agents, servants, principals, directors, owners, officers, employees and assigns, hereby fully, finally, and forever release and discharge FBR, from any and all claims, rights, debts, liabilities, charges, losses, demands, acts, costs, attorneys' fees, damages, suits, and causes of action of whatsoever kind, whether now known or unknown and whether or not suspected or unsuspected, contingent or fixed, that CompuDyne and Blair now have or may have against FBR, from the beginning of time through the date of this Agreement, including without limitation any and all claims, rights, debts, liabilities, charges, losses, demands, acts, costs, attorneys' fees, damages, suits, and causes of action arising out of or relating to: (i) the Offering; (ii) any transaction(s) in CompuDyne securities prior to the date of this Agreement; or (iii) any other financial transaction related to CompuDyne entered into prior to the date of this Agreement, provided however, that: (i) no release of FBR for any claim by CompuDyne and/or Blair shall take effect until after FBR has discharged its obligations to CompuDyne and/or Blair pursuant to the SEC Settlement; and (ii) this release shall have no force or effect with respect to claims that Blair or CompuDyne may have against persons other than FBR in connection with such person's trading in CompuDyne stock.
                       b. FBR, for itself, its predecessors, successors, insurers, attorneys and present and former agents, servants, principals, directors, owners, officers, employees and assigns, hereby fully, finally, and forever releases and discharges CompuDyne and Blair from any and all claims, rights, debts, liabilities, charges, losses, demands, acts, costs, attorneys' fees, damages, suits, and causes of action of whatsoever kind, whether now known or unknown and whether or not suspected or unsuspected, contingent or fixed, that FBR now has or may have against CompuDyne and Blair, from the beginning of time through the date of this Agreement, including without limitation any and all claims, rights, debts, liabilities, charges, losses, demands, acts, costs, attorneys' fees, damages, suits, and causes of action arising out of or relating to: (i) the Offering; (ii) any transaction(s) in CompuDyne securities prior to the date of this Agreement; or (iii) any other financial transaction related to CompuDyne entered into prior to the date of this Agreement, provided however, that no release of CompuDyne and/or Blair for any claim by FBR shall take effect until after FBR has discharged its obligations to CompuDyne and/or Blair pursuant to the SEC Settlement.
                  6. From the date of this Agreement until the date the releases in Paragraph 5 become effective, CompuDyne and Blair agree not to commence any litigation against FBR, and FBR agrees not to commence any litigation against CompuDyne or Blair, arising out of or relating to any financial transactions related to CompuDyne entered into prior to the date of this Agreement, including without limitation any and all claims covered by the releases in Paragraph 5.
                  7. Within two business days following the execution of this Agreement by all Parties, FBR shall return, or cause to be returned, to CompuDyne the 40,000 warrants, which have no value, issued to FBR in connection with its work on the Offering. Upon receipt of the warrants, CompuDyne shall promptly cause the warrants to be cancelled.


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                  8.   Any controversy or claim arising out of or relating  to
this Agreement, or the breach thereof, including any disputes as to arbitrability, shall be settled by any means mutually agreed upon by the
Parties. In the absence of any such agreement, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
                       a.   The  place of arbitration  shall be  Washington,
D.C., and the arbitration tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by each of the parties and the third, who shall serve as chairman, shall be chosen by the two party-nominated arbitrators or, in the event the party-nominated arbitrators are unable or unwilling to designate the third arbitrator, by the American Arbitration Association.
                       b.   The award of the  arbitrators  shall be final and
binding. The Parties waive any right to appeal the arbitral award, to the extent the right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (i) to compel or aid arbitration; (ii) to obtain interim measures of protection pending arbitration, including equitable relief; or (iii) to enforce any decision of the arbitrators, including the final award.
                  9.   Each of the Parties  represents and warrants that it has
read this Agreement and that it is authorized to enter into this Agreement. Each Party represents that it has made such investigation of the facts pertaining to this Agreement as they deem necessary and desirable and have received independent legal and business advice with respect to the advisability of executing this Agreement.
                  10.  This Agreement is final and binding and inures to the benefit of each of the Parties together with their respective successors, transferees and assigns. No modification or waiver of any provision of this Agreement is effective unless agreed to, in writing, by all of the affected Parties.
                  11.  Any notice, demand, consent, approval, request, or  other communication required or permitted to be given hereunder shall be in writing and delivered either personally to the persons specified below, or by overnight express mail, as follows:
                  If to CompuDyne or Blair:

                  Jeffrey A. Klafter, Esq.
                  Kurt B. Olsen, Esq.
                  Klafter & Olsen LLP
                  1250 Connecticut Avenue, N.W., Suite 200
                  Washington, D.C. 20036

                  If to the FBR:

                  Howard W. Gutman, Esq.
                  Steven M. Farina, Esq.
                  Williams & Connolly LLP
                  725 Twelfth Street, N.W.
                  Washington, D.C. 20005


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                  Copy to:

                  William J. Ginivan
                  Chief Legal Officer
                  Friedman, Billings, Ramsey Group, Inc.
                  1001 Nineteenth Street North
                  Arlington, VA 22209

                  12. This Agreement may be executed in identical counterparts. Each counterpart hereof is deemed to be an original instrument, but all counterparts hereof taken together constitute a single document. Facsimile signatures are deemed originals.
                  13. The Parties agree to execute any and all documents reasonably necessary to implement the terms and provisions of the Agreement. 14. This Agreement was mutually drafted and agreed upon and should not be construed against any Party.
                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by each of them or their duly authorized representatives as of the date first noted above.

                                 COMPUDYNE CORPORATION, by its Authorized Agent:


                                 /s/ Geoffrey F. Feidelberg
                                 -----------------------------------------------
                                 Printed Name:  Geoffrey F. Feidelberg
                                 Title: Chief Financial Officer


                                 WILLIAM BLAIR MEZZANINE CAPITAL FUND II, L.P., by its Authorized Agent:


                                 /s/ Timothy J. MacKenze
                                 -----------------------------------------------
                                 Printed Name: Timothy J. MacKenze
                                 Title: Managing Director

                                 FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
                                 by its Authorized Agent:


                                 /s/ William J. Ginivan
                                 -----------------------------------------------
                                 Printed Name:  William J. Ginivan
                                 Title: Chief Legal Officer


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